EXHIBIT 99.2
Media Contact:
Lorie Calvo
425-608-3008
NORTHWEST BIOTHERAPEUTICS ANNOUNCES
EFFECTIVENESS OF REVERSE STOCK SPLIT
     Bothell, Washington, June 22, 2007 — Northwest Biotherapeutics, Inc. today announced that its one-for-fifteen reverse stock split of common shares previously authorized by its Board of Directors and the stockholders became effective on June 19, 2007 upon the filing of a certificate of amendment to the Company’s Certificate of Incorporation with the Secretary of State of the State of Delaware.
     As a result of the reverse stock split, every 15 shares of Northwest Biotherapeutics’ common stock will be combined into one common share. No scrip or fractional certificates will be issued in connection with the reverse stock split. Stockholders who would be entitled to fractional shares will receive cash in lieu of receiving fractional shares. The reverse stock split results in similar adjustments to Northwest Biotherapeutics’ outstanding common stock options and warrants and shares of common stock reserved for issuance pursuant to its current equity plans.
     The Company’s shares will continue to trade on the Over-the-Counter bulletin board under the symbol NWBT. Northwest Biotherapeutics anticipates that its common shares will be quoted under a new CUSIP number (66737P 501) on the Over-the-Counter bulletin board on a post-split basis at such time as declared by the NASDAQ stock market. Until such time, the shares of common stock will continue to be quoted on the Over-the-Counter bulletin board on a pre-split basis under CUSIP number 66737P 105. However, the shares will be quoted on a post-split basis on the AIM market beginning with the admission to trading on June 22, 2007.
     Registered stockholders of Northwest Biotherapeutics who hold existing physical stock certificates will receive a letter of transmittal from Northwest Biotherapeutics’ transfer agent, Mellon Investor Services, containing instructions on how to receive new share certificates. Stockholders whose certificates are held in “street name,” or on deposit with their brokerage firms, will need to take no further action.
About Northwest Biotherapeutics
Northwest Biotherapeutics is a biotechnology company focused on developing immunotherapy products that treat cancers more effectively than current treatments, without toxicity, on a cost-effective basis. The Company has two broad platform technologies: dendritic cell-based vaccines, and therapeutic antibodies. The Company’s three lead product candidates are:

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•	DCVax®-Brain, a personalized dendritic cell vaccine for treatment of Glioblastoma multiforme, which has entered into a large Phase II pivotal clinical trial cleared by the FDA;
•	DCVax®-Prostate, a personalized dendritic cell vaccine for treatment of hormone independent non-metastatic prostate cancer, which is ready to enter a Phase III pivotal clinical trial cleared by the FDA; and
•	Monoclonal antibodies to CXCR4, which are in late pre-clinical development for the treatment of multiple cancers.
For further information, please visit the company web site at www.nwbio.com.
Statements made in this news release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “intends,” and similar expressions are intended to identify forward-looking statements. Actual results may differ materially from those projected in any forward-looking statement. Specifically, there are a number of important factors that could cause actual results to differ materially from those anticipated, such as the company’s ability to raise additional capital, risks related to the company’s ability to enroll patients in its Phase II clinical trial of DCVax®-Brain and complete the trial on a timely basis, the uncertainty of the clinical trials process, the timely performance of third parties, and whether DCVax®-Brain will demonstrate safety and efficacy and the timely performance of third parties. Additional information on these and other factors, which could affect the company’s results, is included in its Securities and Exchange Commission (“SEC”) filings. Finally, there may be other factors not mentioned above or included in the company’s SEC filings that may cause actual results to differ materially those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statements. The company assumes no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by securities laws.

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